Exhibit 10.3

ZONES, INC. AMENDMENT OF 1996 EMPLOYEE STOCK PURCHASE PLAN

            THIS AMENDMENT OF THE MULTIPLE ZONES INTERNATIONAL, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN is adopted effective as of June 30, 2003 (the “Effective Date”).

RECITALS

            WHEREAS, the Zones, Inc. (the “Company”) sponsors and maintains the Multiple Zones International, Inc. 1996 Employee Stock Purchase Plan (the “Plan”) which permits eligible employees to purchase Company stock at a discount as permitted by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”); and

            WHEREAS, the Company wishes to amend the Plan, as authorized by Article 17 of the Plan, pursuant to the terms and conditions set forth below;

AMENDMENT

            NOW, THEREFORE, the Company and the Optionee agree as follows:

            1.                  Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

            2.                  Effective Date.  This Amendment is effective as of the Effective Date.

            3.                  Suspension of Company Stock Purchases.  Effective as of the last payroll period ending prior to the conclusion of the Payment Period ending on June 30, 2003, the Plan is hereby amended to suspend the purchase of Company stock under the Plan until such time as the Board takes further action to amend the Plan to begin a new Payment Period.

            4.                  Suspension of Payroll Deductions.  Effective as of the last payroll period ending prior to the conclusion of the Payment Period ending on June 30, 2003, the Plan is hereby amended, and the Company’s payroll administrator is hereby directed, to suspend payroll deductions made solely for the purpose of purchasing Company stock under the Plan until such time as the Board takes further action to amend the Plan to begin a new Payment Period and authorize new payroll deductions.

            5.                  Continuation of Other Terms.  Except as set forth herein, all other terms and conditions of the Option Agreement shall remain in full force and effect.

ZONES, INC.:

By: /S/ RONALD P MCFADDEN

Date: June 30, 2003	Title: SVP and Chief Financial Officer